China VantagePoint Acquisition Company Announces Shareholder Approval of Amendment of its Articles of Association to Continue its Existence After February 25, 2013

Miami, February 26, 2013 /PRNewswire/ — China VantagePoint Acquisition Company (OTC Bulletin Board: CHVPF) (the "Company"), announced today that the Company’s shareholders voted at a special meeting of shareholders on February 25, 2013 to approve each of the following proposals:

•	Amending the Company's Articles of Association to permit the Company to continue its existence after February 25, 2013 (the "Continued Existence Proposal"). Specifically, this proposal removes the provision in Article 163 requiring the dissolution of the Company and replaces the provision with one that permits the Company to not dissolve, while requiring it to distribute a pro-rata portion of the Trust Account to holders of the Company's Subunits issued in the Company's IPO in exchange for the redemption of 99 out of every 100 Subunits issued in the Company's IPO (since the warrants composing part of the Subunit will expire on February 25, 2013, thereafter a Subunit will be equivalent to one ordinary share); and
•	Amending the Company's Articles of Association to not require the Company to comply with Articles 157-163 of the Articles of Association (which govern the activities of the Company while it is a Special Purpose Acquisition Company) after the earlier to occur of a consummation of a business combination or the liquidation of the Trust Account (the "SPAC Provision Proposal" and, together with the Continued Existence Proposal, the “Proposals”).

Approximately 90.5% of the Company's total outstanding ordinary shares were voted in person or by proxy at the Special Meeting of Shareholders held earlier today in New York City. The Continued Existence Proposal was approved by approximately 85.3% of the outstanding ordinary shares of the Company and the SPAC Provision Proposal was approved by approximately 84.5% of the outstanding ordinary shares of the Company.

In connection with the approval of the Proposals, each shareholder shall be entitled to receive (i) a pro-rata portion of the Company’s trust account and (ii) for every one hundred Subunits held by a shareholder, such shareholder will retain one ordinary share (collectively, the “Distributions”). Increments of less than one hundred Subunits will only receive the applicable pro-rata portion of the Trust Account.

The record date for the Distributions is February 27, 2013. Only holders of record of the Company’s ordinary shares at the close of business on February 27, 2013 are entitled to the Distributions.

In connection with the Distributions, the Company urges its shareholders to review the discussion under the heading “Material U.S. Federal Income Tax Consequences of the Continued Existence Proposal” in its definitive proxy statement filed with the Securities and Exchange Commission on February 15, 2013.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded or followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans," and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Forward-looking statements in this release also include statements about business and economic trends. Investors should also consider the areas of risk described under the heading "Forward Looking Statements" and those factors captioned as "Risk Factors" in the Company's periodic reports under the Securities Exchange Act of 1934, as amended, or in connection with any forward-looking statements that may be made by the Company.

The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

For further information, please contact:

China VantagePoint Acquisition Company

Wei Li / Yiting Liu / Ye Sophie Tao

Tel: +1 (305) 981-6888